As filed with the Securities and Exchange Commission on June 17, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Global Water Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	90-0632193 (I.R.S. Employer Identification Number)
21410 N. 19th Avenue #220 Phoenix, Arizona 85027 (Address of principal executive offices, including zip code)
Global Water Resources, Inc. 2020 Omnibus Incentive Plan
(Full title of the plan)
Michael J. Liebman
Chief Financial Officer and Corporate Secretary
Global Water Resources, Inc.
21410 N. 19th Avenue #220
Phoenix, Arizona 85027
(480) 360-7775
(Name, address and telephone number, including area code, of agent for service)
With a copy to:
Michael M. Donahey
Kevin Zen
Snell & Wilmer L.L.P.
One East Washington Street
Suite 2700
Phoenix, Arizona 85004
(602) 382-6000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐                                    Accelerated filer ☐
Non-accelerated filer ☒                                     Smaller reporting company ☒
                                            Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This registration statement is being filed solely for the registration of 967,010 additional shares of common stock, $0.01 par value per share, of Global Water Resources, Inc., a Delaware corporation (the “Company”), for issuance pursuant to the Global Water Resources, Inc. 2020 Omnibus Incentive Plan (as amended, the “Plan”). Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Company’s prior registration statement relating to the Plan (No. 333-238092) is hereby incorporated by reference in this registration statement, except as revised in Part II of this registration statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents have been filed by the Company with the Securities and Exchange Commission (the “Commission”) and are hereby incorporated by reference in this registration statement:

1.The Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 7, 2024 (the “Form 10-K”).
2.The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the Commission on May 9, 2024.
3.The Company’s Current Reports on Form 8-K, filed with the Commission on January 4, 2024, May 10, 2024, May 15, 2024 and May 23, 2024.
4.The description of the Company’s common stock, $0.01 par value per share, contained in the Company’s Registration Statement on Form 8-A (No. 001-37756), filed with the Commission on April 26, 2016, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.4 to the Form 10-K.
All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit Number	Description	Page or Method of Filing
4.1	Second Amended and Restated Certificate of Incorporation of Global Water Resources, Inc.	Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on May 4, 2016
4.2	Amended and Restated Bylaws of Global Water Resources, Inc.	Incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the Commission on May 4, 2016
4.3	Form of Common Stock Certificate	Incorporated by reference to Exhibit 4.1 of Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-209025) filed with the Commission on April 26, 2016
5.1	Opinion of Snell & Wilmer L.L.P.	Filed herewith
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	Filed herewith
23.2	Consent of Snell & Wilmer L.L.P.	Included as part of Exhibit 5.1
24.1	Power of Attorney	Included on the signature page hereto
99.1	Global Water Resources, Inc. 2020 Omnibus Incentive Plan	Incorporated by reference to Annex A of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 27, 2020
99.2	First Amendment to the Global Water Resources, Inc. 2020 Omnibus Incentive Plan	Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Commission on May 15, 2024
107	Filing Fee Table	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on June 17, 2024.
GLOBAL WATER RESOURCES, INC.
By:    /s/ Ron L. Fleming
Name:    Ron L. Fleming
Title:    President, Chief Executive Officer, and
Chairman of the Board

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Ron L. Fleming and Michael J. Liebman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ron L. Fleming	President, Chief Executive Officer, and Chairman of the Board	June 17, 2024
Ron L. Fleming	(Principal Executive Officer)
/s/ Michael J. Liebman	Chief Financial Officer and Corporate Secretary	June 17, 2024
Michael J. Liebman	(Principal Financial and Accounting Officer)
/s/ Richard M. Alexander	Director	June 17, 2024
Richard M. Alexander
/s/ Andrew M. Cohn	Director	June 17, 2024
Andrew M. Cohn
/s/ Debra G. Coy	Director	June 17, 2024
Debra G. Coy
/s/ Brett Huckelbridge	Director	June 17, 2024
Brett Huckelbridge
/s/ Jonathan L. Levine	Director	June 17, 2024
Jonathan L. Levine
/s/ David Rousseau	Director	June 17, 2024
David Rousseau